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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2006 (except Note 14, as to which the date is April 3, 2006) with respect to the consolidated financial statements of Predix Pharmaceuticals Holdings, Inc., included in the Registration Statement (Form S-4) and related Prospectus of EPIX Pharmaceuticals, Inc., to be filed on or about April 25, 2006.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
April 20, 2006